                                                                   Exhibit 3.121

                            CERTIFICATE OF FORMATION

                                       OF

          TEXAS HERITAGE OAKS NURSING AND REHABILITATION CENTER GP, LLC

     This Certificate of Formation of Texas Heritage Oaks Nursing and Rehabilitation Center GP, LLC, dated as of July 3, 2003, is being duly executed and filed by Sally G. Burns, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.
Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is Texas Heritage Oaks Nursing and Rehabilitation Center GP, LLC.

     SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ Sally G. Burns
                                        ----------------------------------------
                                        Sally G. Burns
                                        Authorized Person